EX-99.23(h)(15)

                          EXPENSE LIMITATION AGREEMENT


THIS AGREEMENT, dated as of November 1, 2008, is made and entered into by and between JNL Investors Series Trust, a Massachusetts business trust (the "Trust"), on behalf of the investment series set forth on Schedule A attached hereto (the "Fund"), and Jackson National Asset Management, LLC (the "Adviser").

WHEREAS, the Adviser has been appointed the investment adviser of the Fund pursuant to an Investment Advisory Agreement between the Trust, on behalf of the Fund, and the Adviser (the "Advisory Agreement"); and

WHEREAS, the Trust and the Adviser desire to enter into the arrangements described herein relating to certain expenses of the Fund;

NOW, THEREFORE, the Trust and the Adviser hereby agree as follows:

1. The Adviser agrees, subject to Section 2 hereof, to reduce the fees payable to it and/or reimburse other expenses of the Fund, during the 12-month period ending October 31, 2009, to the extent necessary to limit the total operating expenses of each class of shares of the Fund, exclusive of brokerage costs, interest, taxes and dividend and extraordinary expenses, to an annual rate (as a percentage of the average daily net assets of the Fund) equal to or less than the Maximum Operating Expense Limit for each respective class of shares of the Fund, as set forth on Schedule A("Maximum Operating Expense Limit"). Such waiver/and or reimbursement by the Adviser shall be made monthly.

2. The Fund agrees to reimburse the Adviser in an amount equal to the full amount of fees that, but for waivers and/or reimbursements pursuant to
     Section 1 hereof, would have been payable by the Fund to the Adviser (the "Deferred Fees"), or were reimbursed by the Adviser in excess of its Adviser fee, subject to the limitations provided in this Section. Such reimbursement by the Fund shall be made monthly, but only if the operating expenses of the Fund (exclusive of brokerage costs, interest, taxes and dividend and extraordinary expenses), without regard to such repayment, are at an annual rate (as a percentage of the average daily net assets of the
     Fund) equal to or less than the Maximum Operating Expense Limit for each respective class of shares of the Fund, as set forth on Schedule A. Furthermore, the amount of Deferred Fees reimbursed by the Fund in any month shall be limited so that the sum of (a) the amount of such reimbursement and (b) the other operating expenses of the Fund (exclusive of brokerage costs, interest, taxes and dividend and extraordinary expenses) do not exceed the Maximum Operating Expense Limit for each respective class of shares of the Fund. The Adviser shall not be entitled to reimbursement of any Deferred Fees for amounts waived or reimbursed pursuant to paragraph 1 more than three years prior to the end of the Fund's fiscal year during which the Adviser would otherwise have the right to reimbursement pursuant to this paragraph 2.

3. A copy of the Agreement and Declaration of Trust establishing the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed by the Trust on behalf of the Fund by an officer of the Trust as an officer and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Fund.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


JNL INVESTORS SERIES TRUST                JACKSON NATIONAL ASSET MANAGEMENT, LLC

By: __________________________________    By:__________________________________
Name:  Susan S. Rhee                      Name: Mark D. Nerud
Title: Vice President, Counsel            Title:   President
       & Secretary

                                   SCHEDULE A
                        MAXIMUM OPERATING EXPENSE LIMITS

------------------------------------------------------------ -----------------------------------------
NAME OF FUND                                                 EXPENSE CAP*
------------------------------------------------------------ -----------------------------------------
November 1, 2008 through October 31,2009:
------------------------------------------------------------ -----------------------------------------
------------------------------------------------------------ -----------------------------------------
Jackson Perspective 5 Fund                                   1.20% for Class A shares
------------------------------------------------------------ -----------------------------------------
------------------------------------------------------------ -----------------------------------------
Jackson Perspective Index 5 Fund                             1.20% for Class A shares
------------------------------------------------------------ -----------------------------------------
------------------------------------------------------------ -----------------------------------------
Jackson Perspective 10 x 10 Fund                             0% for Class A shares
------------------------------------------------------------ -----------------------------------------
------------------------------------------------------------ -----------------------------------------
Jackson Perspective Optimized 5 Fund                         1.20% for Class A shares
------------------------------------------------------------ -----------------------------------------
------------------------------------------------------------ -----------------------------------------
Jackson Perspective Money Market Fund                        0.85% for Class A shares
------------------------------------------------------------ -----------------------------------------
------------------------------------------------------------ -----------------------------------------
Jackson Perspective VIP Fund                                 1.20% for Class A shares
                                                             1.95% for Class C shares
------------------------------------------------------------ -----------------------------------------
Jackson Perspective S&P 4 Fund                               1.30% for Class A shares
                                                             2.05% for Class C shares
------------------------------------------------------------ -----------------------------------------
------------------------------------------------------------ -----------------------------------------
* Expressed as an annual percentage of the Fund's average daily net assets.